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                         FIVE YEAR ADJUSTABLE TERM NOTE

$1,659,000.00               New Britain, Connecticut               March 5, 2004

      For value received, the undersigned APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation and EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation, with an address of 1806 New Britain Avenue, Farmington, Connecticut (the "Borrower"), jointly and severally promise to pay to the order of BANKNORTH, N.A., a national banking association with an address of 102 West Main Street, New Britain, Connecticut (together with its successors and assigns, the "Bank"), the principal amount of ONE MILLION SIX HUNDRED FIFTY NINE THOUSAND DOLLARS AND ZERO CENTS ($1,659,000.00) on or before April 1, 2014 (the "Maturity Date"), as set forth below, together with interest from the date hereof on the unpaid principal balance from time to time outstanding until paid in full. The Borrower shall make a payment of accrued interest on the outstanding principal balance on April 1, 2004. Thereafter, the Borrower shall pay consecutive monthly installments of principal and interest, as follows: $12,451.87 on May 1, 2004, and the same amount (except the last installment which shall be the unpaid balance) on the 1st day of each month thereafter. The aggregate principal balance outstanding shall initially bear interest thereon at a per annum rate equal to Six and Forty-Nine One Hundredths (6.49%) Percent. The interest rate on the aggregate principal balance shall change on April 1, 2009 ("Change Date") to Two and Seventy-Five One Hundredths (2.75%) Percent above the Five Year Federal Home Loan Bank of Boston Amortizing Advance Rate established on said Change Date. On said Change Date, each monthly installment due and payable shall be recalculated (increased or reduced) to amortize the outstanding principal balance at such time in substantially equal payments over the remaining term of the twenty (20) year amortization period commencing on the date of this Note at the adjusted interest rate.

      Principal and interest shall be payable at the Bank's main office or at such other place as the Bank may designate in writing in immediately available funds in lawful money of the United States of America without set-off, deduction or counterclaim. Interest shall be calculated on the basis of actual number of days elapsed in a 360-day year.

      The Borrower may prepay this Note at any time, provided, however, that at the time of any full or partial prepayment, the Borrower shall pay the Bank a "Yield Maintenance Fee" in an amount computed as follows:

The current cost of funds, specifically the bond equivalent yield for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent yield) with a maturity date closest to the last day of the interest period in effect at the time of prepayment, shall be subtracted from the above stated interest rate, or default rate if applicable. If the result is zero or a negative number, there shall be no Yield Maintenance Fee due and payable. If the result is a positive number, then the resulting percentage shall be multiplied by the scheduled outstanding principal balance for each remaining monthly period of the interest rate period in effect at the time of prepayment. Each resulting amount shall be divided by 360 and multiplied by the number of days in the monthly period. Said amounts shall be reduced to present values calculated by using the above referenced current cost of funds divided by 12 and the remaining term of the interest rate in effect at the time of prepayment in months. The resulting sum of

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present value amounts shall be the yield maintenance fee due to the Bank upon prepayment of the principal of this Note plus any accrued interest due as of the prepayment date.

      Unless Bank expressly agrees otherwise, partial payments will not affect the payment schedule required above.

      In addition to the above stated Yield Maintenance Fee, in the event any outstanding sum due hereunder is refinanced with another financial institution within two years of the date hereof, the Borrower shall pay the Bank a fee equal to three percent of the principal balance being repaid.

      At the option of the Bank, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (each, an "Event of Default"): (1) failure to pay in full and within 15 days of the due date of any installment of principal and interest or default of the Borrower or default of any other liability, obligation or undertaking of the Borrower under any other loan document delivered by the Borrower in connection with the loan evidenced by this Note;
(2) if any statement, representation or warranty heretofore, now or hereafter made by the Borrower in connection with the loan evidenced by this Note or in any supporting financial statement of the Borrower shall be determined by the Bank to have been false in any material respect when made; (3) if the Borrower is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property; (4) the institution by or against (if not dismissed within 60 days) the Borrower of any proceedings under the Bankruptcy Code 11 USC Section 101 et seq. or any other law in which the Borrower is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Borrower of an assignment for the benefit of creditors or the granting by the Borrower of a trust mortgage for the benefit of creditors;

      Any payments received by the Bank on account of this Note shall, at the Bank's option, be applied first, to any costs, expenses or charges then owed to the Bank by the Borrower; second, to accrued and unpaid interest; third to the unpaid principal balance hereof; and the balance to escrows, if any. Notwithstanding the foregoing, any payments received after the occurrence and during the continuance of an Event of Default shall be applied in such manner as the Bank may determine.

      If pursuant to the terms of this Note, the Borrower is at any time obligated to pay interest on the principal balance at a rate in excess of the maximum interest rate permitted by applicable law for the loan evidenced by this Note, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

      THE BORROWER REPRESENTS TO THE BANK THAT THE PROCEEDS OF THIS NOTE WILL NOT BE USED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR FOR THE PURPOSE OF PURCHASING OR CARRYING MARGIN STOCK OR MARGIN SECURITIES WITHIN THE MEANING OF REGULATIONS U AND X OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, 12 C.F.R. PARTS 221 AND 224.

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      The Borrower grants to the Bank a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank to the Borrower as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower to the Bank and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower to the Bank in the event of default or an event with which the passage of time and/or with the giving of notice would constitute a default.

      No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of every kind in connection with the delivery, acceptance, performance or enforcement of this Note and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable and waives all recourse to suretyship and guarantor defenses generally, including any defense based on impairment of collateral

      Subject to the same limitations provided in the Hazardous Substance Certificate and Indemnity Agreement of even date herewith, the Borrower shall indemnify, defend and hold the Bank and its directors, officers, employees, agents and attorneys harmless against any claim brought or threatened against the Bank by the Borrower or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank's selection, but at the expense of the Borrower), except for any claim arising out of the negligence or intentional act of the Bank.

      The Borrower agrees to pay, upon demand, costs of collection of all amounts under this Note including, without limitation, principal and interest, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys' fees (which may include allocable cost of the Bank's internal Legal Department), and expenses. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue at a rate per annum equal to the aggregate of 4.0% plus the rate provided for herein. If any payment due under this Note is unpaid for 15 days or more, the Borrower shall pay, in addition to any other sums due under this Note (and without limiting the Bank's other remedies on account thereof), a late charge equal to 6.0% or $10.00, whichever is greater, of such unpaid amount.

      This Note shall be binding upon the Borrower and upon its successors, assigns and legal representatives, and shall inure to the benefit of the Bank and its successors, endorsees and assigns.

      The liabilities of the Borrower are joint and several; provided, however, the release by the Bank of the Borrower or any one of the Borrowers shall not release any other person obligated on account of this Note. Each reference in this Note to the Borrower is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to the Bank of the person from whom contribution is sought have been satisfied in

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full. The release or compromise by the Bank of any collateral shall not release any person obligated on account of this Note.

      The Borrower authorizes the Bank to complete this Note if delivered incomplete in any respect. A photographic or other reproduction of this Note may be made by the Bank, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence, provided that the Bank is in fact the holder of the Note.

      This Note is delivered to the Bank at one of its office in Connecticut, shall take effect as a sealed instrument and shall be governed by the internal laws of the State of Connecticut.

      The Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Connecticut, over any suit, action or proceeding arising out of or relating to this Note. Each of the Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Each of the Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower's address shown below or as notified to the Bank and (ii) by serving the same upon the Borrower(s) in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Borrower.

      THE BORROWER AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ANY OF THE OBLIGATIONS OF THE BORROWER TO THE BANK, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN WAIVED. THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

      THE BORROWER HEREBY REPRESENTS COVENANTS AND AGREES THAT THE PROCEEDS OF THE LOAN(S) EVIDENCED BY THIS NOTE SHALL BE USED FOR GENERAL COMMERCIAL PURPOSES AND THAT EACH SUCH LOAN IS A COMMERCIAL TRANSACTION AND DEFINED BY THE STATUTES OF THE STATE OF CONNECTICUT. THE BORROWER AND EACH ENDORSER AND GUARANTOR HEREBY EACH WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES, SECTION 52-278A ET. SEQ., AS AMENDED, OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE BANK MAY

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EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, THE
BORROWER ACKNOWLEDGES THAT THE BANK'S ATTORNEY MAY, PURSUANT TO CONNECTICUT GENERAL STATUTES, SECTION 52-278F, ISSUE A WRIT FOR PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. THE BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY BY THE BANK'S ATTORNEY, AND THE BANK ACKNOWLEDGES THE BORROWER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT. THE BORROWER FURTHER HEREBY WAIVES ANY REQUIREMENT OR OBLIGATION OF THE BANK TO POST A BOND OR OTHER SECURITY IN CONNECTION WITH ANY PREJUDGMENT REMEDY OBTAINED BY THE BANK AND WAIVE ANY OBJECTIONS TO ANY PREJUDGMENT REMEDY OBTAINED BY THE BANK BASED ON ANY OFFSETS, CLAIMS, DEFENSES OR COUNTERCLAIMS OF THE BORROWER OR ANY OTHER OBLIGATED PARTY TO ANY ACTION BROUGHT BY THE BANK. THE BORROWER ACKNOWLEDGES AND AGREES THAT ALL OF THE WAIVERS CONTAINED IN THIS SECTION HAVE BEEN MADE KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF ITS COUNSEL.

      Executed as an instrument under seal as of March 5, 2004.

                                    Apex Machine Tool Company, Inc.

                                    By: /s/Glenn L. Purple
                                        ----------------------------------
                                        Glenn L. Purple
                                    Its Secretary, duly authorized

                                    EDAC Technologies Corporation

                                    By: /s/Glenn L. Purple
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                                        Glenn L. Purple
                                    Its Vice President-Finance, duly authorized